UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OKTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Okta, Inc.

301 Brannan Street

San Francisco, California 94107

May 9, 2018

Dear Okta Stockholder:

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Okta, Inc. (“Okta”) to be held on June 28, 2018 at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/OKTA.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. You are entitled to vote at our Annual Meeting and any adjournments, continuations or postponements of our Annual Meeting only if you were a stockholder as of the close of business on May 2, 2018.

Thank you for your ongoing support of and continued interest in Okta.

Sincerely,

Todd McKinnon
Chairperson of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

On or about May 9, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2018 Annual Report on Form 10-K (“2018 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2018 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials.

Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

Okta, Inc.

301 Brannan Street

San Francisco, California 94107

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2018

Notice is hereby given that Okta, Inc. will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2018 at 9:00 a.m. Pacific Time via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/OKTA during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect three Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).

Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two.

We have elected to provide access to our Annual Meeting materials, which include the proxy statement for our 2018 Annual Meeting of Stockholders (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. On or about May 9, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2018 Annual Report on Form 10-K (“2018 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and our 2018 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.

Only stockholders of record at the close of business on May 2, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.

By Order of the Board of Directors,

Jonathan T. Runyan
General Counsel and Corporate Secretary

San Francisco, California

May 9, 2018

OKTA, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Okta, Inc.

301 Brannan Street

San Francisco, California 94107

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2018

GENERAL INFORMATION

Our board of directors (“board”) solicits your proxy on our behalf for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2018 Annual Meeting of Stockholders (this “Proxy Statement”) and the accompanying Notice of 2018 Annual Meeting of Stockholders. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet on June 28, 2018 at 9:00 a.m. (Pacific Time). On or about May 9, 2018, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2018 Annual Report on Form 10-K (“2018 Annual Report”). If you held shares of our Class A or Class B common stock on May 2, 2018 you are invited to attend the meeting at www.virtualshareholdermeeting.com/OKTA and vote on the proposals described in this Proxy Statement.

In this Proxy Statement the terms “Okta,” “the company,” “we,” “us,” and “our” refer to Okta, Inc. and its subsidiaries. The mailing address of our principal executive offices is Okta, Inc., 301 Brannan Street, San Francisco, California 94107.

What matters are being voted on at the Annual Meeting?

You will be voting on:

•  The election of three Class I directors to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;

•  A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019; and

•  Any other business as may properly come before the Annual Meeting.

How does the board of directors recommend that I vote on these proposals?

Our board recommends a vote:

•  “FOR” the election of Todd McKinnon, Michael Kourey and Michael Stankey as Class I directors; and

•  “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.

Who is entitled to vote?	Holders of either class of our common stock as of May 2, 2018, the record date for our Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 87,253,875 shares of our Class A common stock and 19,237,583 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by Internet during the meeting or vote through the Internet, by telephone, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote at the meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What do I need to be able to attend the Annual Meeting online?	We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OKTA. The webcast will start at 9:00 a.m. (Pacific Time) on June 28, 2018. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

How many votes are needed for the approval of each proposal?	Proposal One. The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

Proposal Two. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?	A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

(1)   by Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 27, 2018 (have your Notice or proxy card in hand when you visit the website);

(2)   by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 27, 2018 (have your Notice or proxy card in hand when you call);

(3)   by completing and mailing your proxy card (if you received printed proxy materials); or

(4)   by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/OKTA.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 27, 2018. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the

Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•  notifying our Corporate Secretary, in writing, at Okta, Inc., 301 Brannan Street, San Francisco, California 94107 before the vote is counted;

•  voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 27, 2018 (your latest telephone or Internet proxy is the one that will be counted); or

•  attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.

If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee.

What is the effect of giving a proxy?	Proxies are solicited by and on behalf of our board. Todd McKinnon, J. Frederic Kerrest, William E. Losch and Jonathan T. Runyan have been designated as proxy holders by our board. When proxies are properly granted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, continued or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?

Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have the same effect as a vote “against” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2018 Annual Report, primarily via the Internet. On or about May 9, 2018, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and 2018 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?	We will announce preliminary results at the Annual Meeting. We will also disclose final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?	Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Okta, Inc.

Attention: Investor Relations

301 Brannan Street

San Francisco, California 94107

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 9, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Okta, Inc.

Attention: Corporate Secretary

301 Brannan Street

San Francisco, California 94107

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2019 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•  not earlier than February 23, 2019; and

•  not later than the close of business on March 25, 2019.

In the event we hold the 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee (the “nominating committee”). Any such recommendations must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance—Stockholder Recommendations.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?	We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An

emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:

•  an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•  reduced disclosure about our executive compensation arrangements; and

•  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to irrevocably “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but we intend to take advantage of certain of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Why is this Annual Meeting being held virtually?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world.

You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OKTA. You also will be able to vote your shares electronically prior to or during the annual meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2019 annual meeting and the term of the Class III directors expires at the 2020 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Our board has nominated Messrs. Todd McKinnon, Michael Kourey and Michael Stankey for re-election as Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of our board be comprised of directors whom our board has determined are “independent” directors under the published listing requirements of the NASDAQ Stock Market LLC (the “NASDAQ”).

Directors

The following table sets forth information regarding our directors, including their ages, as of May 2, 2018:

Name	Age	Positions and Offices Held with the Company	Class
Employee Directors:
Todd McKinnon	46	Chairperson of the Board of Directors, Chief Executive Officer and Director	Class I
J. Frederic Kerrest	41	Chief Operating Officer and Director	Class II

Non-Employee Directors:
Patrick Grady(1)(2)	35	Director	Class III
Ben Horowitz(3)	51	Director	Class III
Michael Kourey(1)(4)	58	Director	Class I
Michael Stankey(2)(4)	59	Director	Class I
Michelle Wilson(1)(2)(4)	55	Director	Class II

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Lead independent director.
(4)	Member of our nominating committee.

Information Concerning Director Nominees

Todd McKinnon. Mr. McKinnon co-founded Okta and has served as our Chief Executive Officer and as a member of our board since January 2009. Mr. McKinnon was appointed Chairperson of our board in February 2017. From October 2003 to February 2009, Mr. McKinnon served in various roles at salesforce.com, inc., a cloud-based customer relationship management company, most recently as Senior Vice President of Development. From 1995 to 2003, Mr. McKinnon held various engineering and leadership positions at Peoplesoft, Inc., an enterprise application software company, which was acquired by Oracle Corporation in January 2005. Mr. McKinnon holds a Master of Science in computer science from California Polytechnic State University, San Luis Obispo and a Bachelor of Science in management and information systems from Brigham Young University.

We believe that Mr. McKinnon is qualified to serve as a member of our board because of his experience and perspective as our Chief Executive Officer and co-founder.

Michael Kourey. Mr. Kourey has served as a member of our board since October 2015. Since June 2015, Mr. Kourey has served as the Chief Financial Officer of Medallia, Inc., a cloud-based customer experience management company. From May 2013 to March 2015, Mr. Kourey served as a Partner at Khosla Ventures, a venture capital firm, where he previously served as Operating Partner from April 2012 to May 2013. From July 1991 to February 2012, Mr. Kourey served in a variety of roles at Polycom, Inc., a communications solutions company, most recently as Chief Financial Officer. Mr. Kourey also served as director of Polycom from January 1999 to May 2011. He also previously served on the board of directors of RingCentral, Inc., Aruba Networks, Inc., Riverbed Technology, Inc. and other public and private companies. Mr. Kourey holds a Masters of Business Administration from Santa Clara University and holds a Bachelor of Science from University of California, Davis.

We believe that Mr. Kourey is qualified to serve as a member of our board because of his experience as a public company chief financial officer, as a public and private company executive with primary responsibility for financial oversight, his extensive finance background, his service as a current and former director of many companies and his knowledge of the industry in which we operate.

Michael Stankey. Mr. Stankey has served as a member of our board since December 2016. Mr. Stankey currently serves as the Vice Chairman at Workday, Inc., a financial and human capital management software vendor where from September 2009 to June 2015, he served as President and Chief Operating Officer. Since February 2017, Mr. Stankey has served as a member of the board of directors of Cloudera, Inc., a data management, machine learning and advance analytics platform provider. Since 2014, Mr. Stankey has also served as a member of the board of directors of Code42 Software, Inc., a private company. From October 2007 to September 2009, Mr. Stankey was an Operating Partner at Greylock, a venture capital firm. From December 2001 to April 2007, Mr. Stankey served as Chairman and Chief Executive Officer at PolyServe, a database and file serving utility service. Mr. Stankey holds a Bachelor of Business Administration from the University of Wisconsin-Eau Claire.

We believe that Mr. Stankey is qualified to serve as a member of our board because of his experience as a company executive and a current and former director of many companies and his knowledge of the industry in which we operate.

Information Concerning Continuing Directors

Patrick Grady. Mr. Grady has served as a member of our board since May 2014. Since March 2007, Mr. Grady has served in various roles at Sequoia Capital, a venture capital firm, where he currently serves as a Managing Member. From July 2004 to February 2007, Mr. Grady served as an associate at Summit Partners, a venture capital and private equity firm. Since January 2013, Mr. Grady has served as a member of the board of directors of Prosper Marketplace, Inc., a peer-to-peer lending platform. Mr. Grady also currently serves on the board of directors of several private companies. Mr. Grady holds a Bachelor of Science in economics and finance from Boston College.

We believe that Mr. Grady is qualified to serve as a member of our board because of his significant knowledge of and history with our company, his experience as a seasoned investor and as a current and former director of many companies and his knowledge of the industry in which we operate.

Ben Horowitz. Mr. Horowitz has served as a member of our board since February 2010. Mr. Horowitz is a co-founder and has served as a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. From September 2007 to October 2008, Mr. Horowitz served as a Vice President and General Manager at Hewlett-Packard Company, an information technology company. From September 1999 to September 2007, Mr. Horowitz co-founded and served as the President and Chief Executive Officer of Opsware Inc., a computer software company. Mr. Horowitz currently serves on the board of trustees of Columbia University and the board of directors of CODE2040, a non-profit organization, and several private companies. Mr. Horowitz holds a Master of Science in computer science from the University of California, Los Angeles and a Bachelor of Arts in computer science from Columbia University.

We believe that Mr. Horowitz is qualified to serve as a member of our board because of his significant knowledge of and history with our company, his experience as a company executive, a seasoned investor and a current and former director of many companies and his knowledge of the industry in which we operate.

J. Frederic Kerrest. Mr. Kerrest co-founded Okta and has served as our Chief Operating Officer and as a member of our board since July 2009. From August 2002 to February 2007, Mr. Kerrest served in a variety of sales and business development roles at salesforce.com, inc. Mr. Kerrest holds a Masters in Business Administration from the MIT Sloan School of Management and a Bachelor of Science in computer science from Stanford University.

We believe that Mr. Kerrest is qualified to serve as a member of our board because of his experience and perspective as our Chief Operating Officer and co-founder.

Michelle Wilson. Ms. Wilson has served as a member of our board since August 2015. Since 2014, Ms. Wilson has served on the board of directors of Zendesk Inc., a software development company that provides a SaaS customer service platform. From 1999 to 2012, Ms. Wilson served as Senior Vice President and General Counsel, and held a variety of other senior roles, at Amazon.com Inc., an electronic commerce and cloud computing company. Ms. Wilson also serves on the boards of directors of Pinterest, Inc., a private company, and Cascade Public Media, a non-profit company that operates the Seattle PBS television affiliate KCTS 9. Prior to Amazon.com, Ms. Wilson was a Partner at Perkins Coie LLP, a law firm. Ms. Wilson holds a Juris Doctor from University of Chicago and a Bachelor of Arts in finance from University of Washington.

We believe that Ms. Wilson is qualified to serve as a member of our board because of her experience as a public company board member, her experience as a public company executive officer with primary responsibility for advising on legal and corporate governance issues, her extensive experience advising an internet services company and her knowledge of the industry in which we operate.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our board, which is elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Our board and management team are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the NASDAQ listing standards.

Besides verifying the independence of the members of our board and committees (which is discussed in the section titled “Independence of Our Board of Directors”), at the direction of our board, we also:

•	Periodically review and make necessary changes to the charters for our audit, compensation and nominating committees;

•	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of conduct that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.

In addition, we have adopted a set of corporate governance guidelines. Our nominating committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our board concerning corporate governance matters. A copy of our corporate governance guidelines can be found on our investor relations website at investor.okta.com. Our corporate governance guidelines address such matters as:

•	Director Independence—Independent directors must constitute at least a majority of our board;

•	Monitoring Board Effectiveness—Our board must conduct an annual self-evaluation of our board and its committees;

•	Board Access to Independent Advisors—Our board as a whole, and each of its committees separately, have authority to retain independent experts, advisors or professionals as each deems necessary or appropriate; and

•	Board Committees—All members of the audit, compensation and nominating committees are independent in accordance with applicable NASDAQ criteria.

Meetings of Our Board

Our board held four meetings in our fiscal year ended January 31, 2018 (“fiscal 2018”). As of the date of this Proxy Statement, our board had held two meetings during the fiscal year ending January 31, 2019 (“fiscal 2019”). Each director attended at least 75% of all meetings of our board and the committees on which he or she served that were held during fiscal 2018. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board and all meetings of the committees on which they serve.

Code of Conduct

Our board has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at investor.okta.com under “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waiver from, a provision of our code of conduct by posting such information on the website address and location specified above. During fiscal 2018, no waivers were granted from any provision of the code of conduct.

Independence of Our Board

Our Class A common stock is listed on NASDAQ. Under the NASDAQ listing standards, independent directors must constitute a majority of a listed company’s board. In addition, the NASDAQ listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the NASDAQ listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NASDAQ listing standards.

Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board has determined that Messrs. Grady, Horowitz, Kourey and Stankey and Ms. Wilson do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the NASDAQ listing standards. In making these determinations, our board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any of their affiliated funds, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Todd McKinnon, our co-founder and Chief Executive Officer, serves as Chairperson of our board, presides over meetings of our board and holds such other powers and carries out such other duties as are customarily carried out by the Chairperson of our board. Mr. McKinnon brings valuable insight to our board due to the perspective and experience he brings as our co-founder and Chief Executive Officer.

Our board has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director. Our board has appointed Ben Horowitz to serve as our lead independent director. As lead independent director, Mr. Horowitz presides over periodic meetings of our independent directors, serves as a liaison between the Chairperson of our board and the independent directors and performs such additional duties as our board may otherwise determine and delegate.

Our Board’s Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Our management team is responsible for the day-to-day management of risks the company faces, while our board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management team are appropriate and functioning as designed.

Our board believes that open communication between our management team and our board is essential for effective risk management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the company.

While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and liquidity risk, and discusses with our management team and Ernst & Young LLP guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in significant transactions.

Risks Related to Compensation Policies and Practices

As part of its oversight function, our board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our compensation committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of Our Board

Our board has established an audit committee, a compensation committee and a nominating committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board. Each of the audit, compensation and nominating committees operates pursuant to a separate written charter adopted by our board that is available to stockholders at investor.okta.com.

Audit Committee

Our audit committee consists of Messrs. Grady and Kourey and Ms. Wilson, with Mr. Kourey serving as Chairperson. The composition of our audit committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the NASDAQ listing standards. In addition, our board has determined that Mr. Kourey is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with our management team and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions; and

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the NASDAQ listing standards. Our audit committee held eight meetings during fiscal 2018. As of the date of this Proxy Statement, our audit committee had held three meetings during fiscal 2019.

Compensation Committee

Our compensation committee consists of Messrs. Grady and Stankey and Ms. Wilson, with Mr. Stankey serving as Chairperson. The composition of our compensation committee meets the requirements for independence under the NASDAQ listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. The purpose of our compensation committee is to discharge the responsibilities of our board relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board regarding, the compensation of our executive officers;

•	administers our equity incentive plans;

•	reviews and approves, or make recommendations to our board regarding, incentive compensation and equity plans; and

•	establishes and reviews general policies relating to the compensation and benefits offered to our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the NASDAQ listing standards.

Our compensation committee held five meetings during fiscal 2018. As of the date of this Proxy Statement, our compensation committee had held one meeting during fiscal 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Nominating and Corporate Governance Committee

Our nominating committee consists of Messrs. Kourey and Stankey and Ms. Wilson, with Ms. Wilson serving as Chairperson. The composition of our nominating committee meets the requirements for independence under the NASDAQ listing standards and SEC rules and regulations. Our nominating committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;

•	evaluates the performance of our board and of its committees;

•	considers and makes recommendations to our board regarding the composition of our board and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board regarding corporate governance guidelines.

Our nominating committee operates under a written charter that satisfies the applicable listing requirements and rules of NASDAQ. Our nominating committee held one meeting during fiscal 2018. As of the date of this Proxy Statement, our nominating committee had held one meeting during fiscal 2019.

Identifying and Evaluating Director Nominees

Our board has delegated to our nominating committee the responsibility of identifying suitable candidates for nomination to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that our nominating committee deems to be appropriate in the evaluation process. Our nominating committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating committee recommends candidates for our board’s approval as director nominees for election to our board.

Minimum Qualifications

Our nominating committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating committee will consider the current size and composition of our board, as well as the needs of our board and the respective committees of our board. Some of the qualifications that our nominating committee considers include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of our business and industry and other commitments.

Nominees must also have proven achievement and competence in their field, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team and the ability to make significant contributions to our success. Nominees must also have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders and an understanding of the fiduciary responsibilities that are required of a director. Nominees must have sufficient time available in the judgment of our nominating committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all meetings of our board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. After completing its review and evaluation of director candidates, our nominating committee recommends to our full board the director nominees for selection.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to our nominating committee by sending the individual’s name and qualifications to our Corporate Secretary at Okta, Inc., 301 Brannan Street, San Francisco, California 94107, who will forward all recommendations to our nominating committee. Any such recommendations should include the information required by our bylaws. Our nominating committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or members of our management team.

Stockholder Communications

Our board provides to every stockholder the ability to communicate with our board, as a whole, and with individual directors on our board through an established process for stockholder communication. For a stockholder communication directed to our board as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or expedited delivery service to the address listed below or by email to investor@okta.com:

Okta, Inc.

301 Brannan Street

San Francisco, California 94107

Attn: General Counsel

For a stockholder communication directed to an individual director in his or her capacity as a member of our board, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or expedited delivery service to the address listed below or by email to investor@okta.com:

Okta, Inc.

301 Brannan Street

San Francisco, California 94107

Attn: [Name of Individual Director]

If sent by email, the communication should specify “Attn. [Name of Director]” in the subject line.

Our General Counsel, in consultation with appropriate members of our board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chairperson of our board. The General Counsel will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of the company, solicitations, advertisements, surveys, “junk” mail or mass mailings.

Non-Employee Director Compensation

Prior to April 2017, we had no formal policy or plan to compensate our non-employee directors. Effective April 2017, our board adopted our Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following annual cash retainers for their service:

Position	Annual Cash Retainer
Board Member	$30,000
Lead Independent Director	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$8,000
Audit Committee Member other than Chair	$10,000
Compensation Committee Member other than Chair	$7,500
Nominating and Corporate Governance Committee Member other than Chair	$4,000

Our Non-Employee Director Compensation Policy provides that on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of restricted stock units (“RSUs”) having a fair market value of $200,000 on the date of grant. Our policy also provided a one-time grant upon the pricing of our initial public offering to each non-employee director of RSUs having a fair market value of $200,000 on the date of grant. The RSUs will fully vest on the earlier of the anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to continuous service. Our Non-Employee Director Compensation Policy also provides that upon first being appointed to our board, any newly appointed non-employee director will be granted RSUs having a fair market value of $350,000 on the date of the grant. RSUs granted to a newly appointed non-employee director shall vest in three equal annual installments on each anniversary date on which the non-employee director was appointed to our board, subject to continuous service. All RSUs granted pursuant to our Non-Employee Director Compensation Policy are subject to full accelerated vesting upon the sale of our company in a change in control transaction (as defined in the Non-Employee Director Compensation Policy).

The following table presents the total compensation for each person who served as a non-employee director during fiscal 2018. Other than as set forth in the table below, we did not pay any compensation or make any equity awards to our non-employee directors during fiscal 2018. Directors who were also our employees, Messrs. McKinnon and Kerrest, received no additional compensation for their service as directors. The compensation received by Mr. McKinnon as Chief Executive Officer of the company is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Patrick Grady	38,792	200,005	238,797
Ben Horowitz	40,833	200,005	240,838
Michael Kourey(4)	44,100	200,005	244,105
Michael Stankey(5)	40,017	200,005	240,022
Michelle Wilson(6)	45,325	200,005	245,330

(1)	The amounts reported represent annual cash retainer amounts paid to each of our non-employee directors from our initial public offering through the end of fiscal 2018 pursuant to our Non-Employee Director Compensation Policy. Our annual cash retainers are paid quarterly and were paid pro-rata for service in the first quarter of fiscal 2018. Prior to our Non-Employee Director Compensation Policy becoming effective upon our initial public offering, we did not provide any cash compensation to our non-employee directors for their service on our board.

(2)	The amounts reported represent the grant date fair value of the RSUs granted during fiscal 2018 under our 2017 Equity Incentive Plan (the “2017 Plan”), as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2018. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(3)	As of January 31, 2018, each non-employee director held 11,765 RSUs. These RSU grants will vest on the earlier of (i) the one-year anniversary of the grant date or (ii) immediately prior to the next annual meeting of stockholders, subject to the director’s continued service through such date. Notwithstanding the vesting schedule, the RSU grants fully accelerate upon the sale of our company in a change in control transaction (as defined in the Non-Employee Director Compensation Policy).
(4)	As of January 31, 2018, Mr. Kourey held an option to purchase 300,000 shares of our Class B common stock, of which 168,750 shares underlying the options were vested and 131,250 shares were unvested, and all of which were outstanding and exercisable. The vesting commencement date for Mr. Kourey’s option is October 12, 2015.
(5)	As of January 31, 2018, Mr. Stankey held an option to purchase 190,000 shares of our Class B common stock, of which 51,458 shares underlying the options were vested and 138,542 shares were unvested, and all of which were outstanding and exercisable. The vesting commencement date for Mr. Stankey’s option is December 14, 2016.
(6)	In August 2015, we granted Ms. Wilson an option to purchase 190,000 shares of our Class B common stock, which she early exercised in full on October 8, 2015. As of January 31, 2018, our right of repurchase had lapsed with respect to 114,791 of the shares and 75,209 shares remained subject to our right of repurchase. The vesting commencement date for Ms. Wilson’s option is August 1, 2015.

We also reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board or any committee thereof.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2019, and we are asking you and other stockholders to ratify this appointment. During fiscal 2018, Ernst & Young LLP served as our independent registered public accounting firm.

Although ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise, our board is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, our audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.

Audit Fees

The following table sets forth the fees billed or to be billed by Ernst & Young LLP and its affiliates for professional services rendered with respect to the fiscal years ended January 31, 2018 and 2017. All of these services were approved by our audit committee.

Fee Category	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$2,409,000	$2,875,000
Audit-Related Fees(2)	$31,000	$—
Tax Fees	$—	$—
All Other Fees(3)	$47,000	$2,000
Total Fees	$2,487,000	$2,877,000

(1)	Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, including adoption of Financial Accounting Standards Board, Accounting Standards Codification Section (“ASC Topic”) 606, reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our initial public offering.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” including accounting consultations in connection with acquisitions.
(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2019.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Okta, and the board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NASDAQ rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.

The audit committee’s general role is to assist the board of directors in monitoring the company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.

The audit committee has reviewed the company’s consolidated financial statements for its fiscal year ended January 31, 2018 and met with its management team, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for its fiscal year ended January 31, 2018 be included in its Annual Report on Form 10-K for its 2018 fiscal year.

Audit Committee

Michael Kourey (Chairperson)
Patrick Grady
Michelle Wilson

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, including their ages, as of May 2, 2018:

Name	Age	Positions and Offices Held with the Company
Todd McKinnon	46	Chairperson of the Board of Directors, Chief Executive Officer and Director
J. Frederic Kerrest	41	Chief Operating Officer and Director
William E. Losch	56	Chief Financial Officer
Charles Race	46	President, Worldwide Field Operations
Jonathan T. Runyan	42	General Counsel and Secretary

Information Concerning Executive Officers

In addition to Mr. Todd McKinnon and Mr. J. Frederic Kerrest, who both serve as directors, our executive officers as of May 2, 2018 consisted of the following:

William E. Losch. Mr. Losch has served as our Chief Financial Officer since June 2013. From June 2007 to June 2013, Mr. Losch served as Chief Financial Officer at MobiTV, Inc., a technology platform provider of multiscreen video delivery services. From October 2004 to May 2007, Mr. Losch served as the Chief Accounting Officer at DreamWorks Animation, SKG, Inc., an animation company. From March 1998 to July 2003, Mr. Losch served in various finance positions, most recently as Vice President of Finance and Chief Accounting Officer at Yahoo! Inc., an internet company. Mr. Losch holds a Bachelor of Arts in economics from the University of California, Los Angeles.

Charles Race. Mr. Race has served as our President, Worldwide Field Operations, since October 2016. From 2005 to May 2016, Mr. Race served in a variety of senior roles at Informatica Corporation, a provider of data integration software, most recently as Executive Vice President, Worldwide Operations. From 2003 to 2005, Mr. Race served as EMEA Business Development Manager and from 1999 to 2002, Mr. Race served as Business Development Manager at Hummingbird Ltd., a provider of enterprise software solutions. Mr. Race holds a Bachelor of Engineering in computer science from University of York.

Jonathan T. Runyan. Mr. Runyan has served as our General Counsel since January 2015 and our Secretary since July 2015. From January 2011 to January 2015, Mr. Runyan served as a Partner and Associate at Goodwin Procter LLP, a law firm, where he practiced corporate and securities law, primarily advising companies and investors in technology industries. From September 2006 to December 2010, Mr. Runyan served as an Associate at Gunderson Dettmer, LLP, a law firm. Mr. Runyan holds a Masters in Business Administration from the Yale School of Management, a Juris Doctor from the University of California, Hastings and a Bachelor of Science in business administration from San Diego State University.

EXECUTIVE COMPENSATION

Overview

Our executive compensation programs are designed to attract, motivate, incentivize and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our compensation committee is responsible for the compensation programs for our executive officers and reports to our board on its discussions, decisions and other actions. Our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target direct compensation, consisting of base salary and short-term and long-term compensation, including equity incentives. In making these recommendations, our Chief Executive Officer considers a variety of factors, including our results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his duties and his achievement of individual goals, as well as the relative compensation among all of our executive officers. Our compensation committee reviews the recommendations of our Chief Executive Officer and other data, including compensation survey data and publicly-available data of our peers. Our compensation committee then determines the target total direct compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer typically attends meetings of our compensation committee, our compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters as well.

In fiscal 2018, our compensation committee retained Radford, a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. Radford was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. Our compensation committee conducted a specific review of its relationship with Radford for fiscal 2018, and determined that Radford’s work for our compensation committee did not raise any conflicts of interest.

The compensation provided to our named executive officers for fiscal 2018 is detailed in the “Summary Compensation Table” below and accompanying footnotes and narrative that follow this section.

For fiscal 2018, our named executive officers, which consisted of our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer), were:

•	Todd McKinnon, our Chief Executive Officer and co-founder;

•	William E. Losch, our Chief Financial Officer; and

•	Charles Race, our President, World Wide Field Operations.

Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our named executive officers during fiscal 2018 and the fiscal year ended January 31, 2017 (“fiscal 2017”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Todd McKinnon	2018	284,625	0	132,649	417,274
Chief Executive Officer(3)	2017	247,500	7,880,000	71,651	8,199,151
William E. Losch	2018	303,600	0	117,912	421,512
Chief Financial Officer
Charles Race	2018	300,000	0	223,500	523,500
President, World Wide Field Operations(4)	2017	84,231	5,088,000	61,500	5,233,731

(1)	The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers in fiscal 2018 and fiscal 2017, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018. These amounts do not necessarily correspond to the actual value recognized by the named executive officers.
(2)	The amounts reported represent the aggregate quarterly performance-based cash incentives earned in fiscal 2018 and fiscal 2017, based upon the achievement of certain company metrics. The amounts reported for fiscal 2018 were paid pursuant to the terms and conditions of our Senior Executive Cash Incentive Bonus Plan.
(3)	Mr. McKinnon serves on our board but is not paid additional compensation for such service.
(4)	Mr. Race joined the company on October 20, 2016.

Narrative to Summary Compensation Table

Base Salary

For fiscal 2018, Mr. McKinnon’s annual base salary was $284,625, Mr. Losch’s annual base salary was $303,600 and Mr. Race’s annual base salary was $300,000.

Non-Equity Incentive Plan Compensation

Under our Senior Executive Cash Incentive Bonus Plan adopted by our board and effective April 2017, each of our named executive officers was eligible to receive a cash bonus for fiscal 2018, based on a target annual bonus that was set as a percentage of their respective annual salaries, as approved by our Compensation Committee. Bonus awards were measured and paid quarterly, based on the achievement of certain performance metrics determined by our Compensation Committee. The amounts awarded to each of our named executive officers in fiscal 2018 are listed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

Equity Compensation

We did not grant equity awards to our named executive officers in fiscal 2018. We previously granted options to purchase shares of our common stock to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our medical, dental, life and disability insurance plans, in each case on the same basis as other employees of the same status.

Perquisites and Personal Benefits

We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all regular U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Employment Agreements with Named Executive Officers

Offer Letters in Place During Fiscal 2018 for Named Executive Officers

In February 2017, we entered into confirmatory offer letters with each of our named executive officers which superseded and replaced their existing offer letters. The confirmatory offer letters provided for at-will employment, set forth each executive’s annual base salary, target bonus opportunity and eligibility to participate in our benefit plans generally. The confirmatory offer letters also contained severance protection for each of our named executive officers, which automatically terminated upon the adoption of the Executive Severance Plan in April 2017, and was automatically superseded and replaced by the terms of that plan. Each of our named executive officers participates in our Executive Severance Plan, as further described below. Each named executive officer remains subject to our standard employment, confidential information and invention assignment agreement.

Executive Severance Plan

Effective April 2017, our board adopted the Executive Severance Plan, which provides that upon the termination of an eligible participant by us for any reason other than for “cause,” as defined in the Executive Severance Plan, death or disability outside of the change in control period (which is the period beginning three months prior to and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the company, (i) a lump sum cash payment equal to 12 months of base salary for our Chief Executive Officer, nine months for our Section 16 officers, and six months of base salary for the other participants, and (ii) a monthly cash payment equal to our contribution toward health insurance for 12 months for our Chief Executive Officer, nine months for our Section 16 officers, and six months for the other participants.

The Executive Severance Plan also provides that upon the (i) termination of an eligible participant by us other than for cause, death or disability or (ii) the resignation of an eligible participant for “good reason,” as defined in the Executive Severance Plan, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the company, (i) a lump sum cash payment equal to 18 months of base salary for our Chief Executive Officer, 12 months for our Section 16 officers, and nine months of base salary for the other participants, (ii) a lump sum cash payment equal to the eligible participant’s annual target bonus, (iii) a monthly cash payment equal to our contribution toward health insurance for 18 months for our Chief Executive Officer, 12 months for our Section 16 officers, and nine months for the other participants and (iv) full accelerated vesting of all outstanding and unvested equity awards held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of January 31, 2018.

	Option Awards(1)(2)
		Vesting Commencement Date	Number of Securities Underlying Unexercised Options			Option Exercise Price($)	Option Expiration Date
Name	Grant Date		Exercisable(#)		Unexercisable(#)
Todd McKinnon	8/30/2013	8/1/2013	112,500		—	1.40	8/29/2023
	8/28/2015	8/1/2015	500,000	(3)	—	7.17	8/27/2025
	7/30/2016	7/29/2016	2,000,000	(4)	—	8.97	7/29/2026
William E. Losch	8/30/2013	8/1/2013	302,156		—	1.40	8/29/2023
	8/28/2015	8/1/2015	140,400	(3)	—	7.17	8/27/2025
	7/30/2016	7/29/2016	326,800	(4)	—	8.97	7/29/2026
Charles Race	10/24/2016	10/20/2016	1,200,000		—	8.97	10/23/2026

(1)	Each stock option was granted pursuant to our 2009 Stock Plan (the “2009 Plan”), and unless otherwise described in the footnotes below is immediately exercisable. Unless otherwise described in the footnotes below, the shares underlying the option will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments, subject to continuous service.
(2)	Upon a (i) termination by us other than for cause (as defined in the Executive Severance Plan), death or disability or (ii) resignation for good reason (as defined in the Executive Severance Plan), in each case within the change in control period (as defined in the Executive Severance Plan), the vesting of the shares subject to the option shall fully accelerate and become vested in full upon such termination date.
(3)	The shares underlying the option vest in 48 successive equal monthly installments beginning on the vesting commencement date, subject to continuous service.
(4)	20% of the shares underlying the option vest upon completion of one year of service measured from the vesting commencement date, another 20% of the shares underlying the option vest upon completion of two years of service measured from the vesting commencement date, and the balance of shares vest in 36 successive equal monthly installments, subject to continuous service.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this compensation committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with the company’s management team. Based on such review and discussions, the compensation committee recommended to the board of directors that this “Executive Compensation” section be included in the Proxy Statement.

Compensation Committee

Michael Stankey (Chairperson)

Patrick Grady

Michelle Wilson

Insider Trading Policies and Rule 10b5-1 Trading Plans

Our insider trading policies prohibit the members of our board and all employees, including our executive officers, from engaging in derivative securities transactions, including hedging, with respect to company securities and from pledging company securities as collateral or holding company securities in a margin account. Our insider trading policies require our executive officers, and permit certain other employees and our directors, to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2018 regarding shares of common stock that may be issued under the company’s equity compensation plans consisting of the 2009 Stock Plan, the 2017 Plan and the 2017 Employee Stock Purchase Plan (the “2017 ESPP”).

	Equity Compensation Plan Information
Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Referenced in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1):	27,779,974	(2)	7.37	(3)	12,273,552	(4)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	27,779,974		7.37		12,273,552

(1)	The 2017 Plan provides that the number of shares reserved and available for issuance under the 2017 Plan will automatically increase each February 1, beginning on February 1, 2018, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. The 2017 ESPP provides that the number of shares reserved and available for issuance under the 2017 ESPP will automatically increase each February 1, beginning on February 1, 2018, by 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. As of January 31, 2018, a total of 12,785,950 shares of our Class A common stock had been reserved for issuance pursuant to the 2017 Plan, which number excludes the 5,198,550 shares that were added to the 2017 Plan as a result of the automatic annual increase on February 1, 2018. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A and Class B common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2017 Plan and the 2009 Plan will be added back to the shares of Class A common stock available for issuance under the 2017 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). The company no longer makes grants under the 2009 Plan. As of January 31, 2018, a total of 3,000,000 shares of our Class A common stock had been reserved for issuance pursuant to the 2017 ESPP, which number excludes the 1,039,710 shares that were added to the 2017 ESPP as a result of the automatic annual increase on February 1, 2018. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(2)	Includes 24,917,045 shares of Class A and Class B common stock issuable upon the exercise of outstanding options and 2,862,929 shares of Class A common stock issuable upon the vesting of RSUs. Does not include 598,500 shares of restricted common stock issued under the 2009 Plan as such shares have been reflected in our total shares outstanding.
(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)	As of January 31, 2018, there were 9,842,925 shares of Class A common stock available for grant under the 2017 Plan and 2,430,627 shares of Class A common stock available for grant under the 2017 ESPP.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 15, 2018, for:

•	each of our named executive officers for fiscal 2018;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based percentage ownership of our capital stock on 87,021,149 shares of our Class A common stock and 19,412,919 shares of our Class B common stock outstanding on April 15, 2018. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2018 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Okta, Inc., 301 Brannan Street, San Francisco, California 94107.

	Shares Beneficially Owned
	Class A		Class B		Total Voting%†	Total Ownership%
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Andreessen Horowitz(1)	47,876	*	3,998,322	20.6%	14.2%	3.8%
Entities affiliated with Greylock(2)	—	—	3,250,542	16.7%	11.6%	3.1%
Entities affiliated with Khosla(3)	—	—	1,293,994	6.7%	4.6%	1.2%
Entities affiliated with Wellington(4)	8,406,832	9.7%	—	—	3.0%	7.9%
Entities affiliated with T. Rowe Price(5)	8,781,164	10.1%	—	—	3.1%	8.3%
Entities affiliated with FMR(6)	4,723,897	5.4%	—	—	1.7%	4.4%

Named Executive Officers and Directors:
Todd McKinnon(7)	—	—	8,154,021	37.0%	26.5%	7.5%
J. Frederic Kerrest(8)	—	—	4,621,370	22.2%	15.7%	4.3%
William E. Losch(9)	1,250	*	1,091,442	5.4%	3.8%	1.0%
Charles Race(10)	1,250	*	1,200,000	5.8%	4.1%	1.1%
Patrick Grady(11)	401,085	*	—	—	*	*
Ben Horowitz(12)	1,333,674	1.5%	3,998,322	20.6%	14.7%	5.0%
Michael Kourey(13)	11,765	*	282,500	1.4%	1.0%	*
Michael Stankey(14)	11,765	*	190,000	1.0%	*	*
Michelle Wilson(15)	11,765	*	190,000	1.0%	*	*
All directors and executive officers as a group (10 persons)(16)	1,817,592	2.1%	20,099,532	76.8%	58.2%	19.4%

*	Represents less than one percent (1%).
†	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.
(1)	Consists of (i) 826,927 shares of Class B common stock held of record by AH Parallel Fund IV, L.P. for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P., and AH Parallel Fund IV-Q, L.P. (collectively, the “AH Parallel Fund IV Entities”), (ii) 3,171,395 shares of Class B common stock held of record by Andreessen Horowitz Fund I, L.P., as nominee for Andreessen Horowitz Fund I, L.P., Andreessen Horowitz Fund I-A, L.P., and Andreessen Horowitz Fund I-B, L.P. (collectively, the “AH Fund I Entities”), and (iii) 47,876 shares of Class A common shares held by AH Capital Management, L.L.C. AH Equity Partners IV (Parallel), L.L.C. (“AH EP IV Parallel”) is the general partner of the AH Parallel Fund IV Entities. The managing members of AH EP IV Parallel are Marc Andreessen and Ben Horowitz. AH EP IV Parallel has sole voting and dispositive power with regard to the shares held by the AH Parallel Fund IV Entities. AH Equity Partners I, L.L.C. (“AH EP I”) is the general partner of the AH Fund I Entities. The managing members of AH EP I are Marc Andreessen and Ben Horowitz. AH EP I has sole voting and dispositive power with regard to the shares held by the AH Fund I Entities. The members of AH Capital Management, L.L.C. are Marc Andreessen and Ben Horowitz. AH Capital Management, L.L.C. has sole voting and dispositive power with regard to the shares held by the AH Capital Management, L.L.C. The address for each of these entities is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(2)	Consists of (i) 2,897,079 shares of Class B common stock held of record by Greylock XIII Limited Partnership, (ii) 92,641 shares of Class B common stock held of record by Greylock XIII Principals LLC and (iii) 260,822 shares of Class B common stock of record by Greylock XIII-A Limited Partnership. Greylock VIII GP LLC (“Greylock XIII GP”) is the General Partner of Greylock XIII Limited Partnership (“Greylock XIII”) and Greylock XIII-A Limited Partnership (“Greylock XIII-A”). Greylock Management Corporation (“Greylock Management”) is the sole member of Greylock XIII Principals LLC (“Greylock XIII Principals”). Greylock XIII GP may be deemed to have voting and dispositive power over the shares held by Greylock XIII and Greylock XIII-A. Greylock Management may be deemed to have voting and dispositive power over the shares held by Greylock XIII Principals. William W. Helman, Aneel Bhusri, Donald A. Sullivan and David Sze are Senior Managing Members of Greylock XIII GP and the directors of Greylock Management (collectively, the “Managers”). The address for each of these entities is 2550 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(3)	Consists of (i) 77,756 shares of Class B common stock held of record by Khosla Ventures IV (CF), LP and (ii) 1,216,238 shares of Class B common stock held of record by Khosla Ventures IV, LP. (collectively, the “Khosla Entities”). Khosla Ventures Associates IV, LLC (“KVA IV”) is the general partner of the Khosla Entities. VK Services, LLC (“VK Services”) is the sole manager of KVA IV. Vinod Khosla is the managing member of VK Services. Each of KVA IV, VK Services, and Vinod Khosla may be deemed to share voting and dispositive power over the shares held by the Khosla Entities. The address for each of these entities is 2128 Sand Hill Road, Menlo Park, California 94025.
(4)	Based on information reported by Wellington Management Group LLP on Schedule 13G filed with the SEC on February 8, 2018. Wellington Management Group LLP listed its address as 280 Congress Street, Boston, Massachusetts 02210.
(5)	Based on information reported by T. Rowe Price Associates, Inc. on Schedule 13G/A filed with the SEC on April 10, 2018. T. Rowe Price Associates, Inc. listed its address as 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on March 12, 2018. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(7)

Consists of (i) 5,410,847 shares of Class B common stock held of record by Todd Roland McKinnon and Roxanne Veronica Stachon, Trustees of the McKinnon Stachon Family Trust dated June 16, 2006, (ii) 130,674 shares of Class B common stock held of record by Todd Roland McKinnon, Trustee of the McKinnon 2014 GRAT dated March 25, 2014 and (iii) 2,612,500 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018. Mr. McKinnon and

Ms. Stachon share voting and dispositive power over the McKinnon Stachon Family Trust. Mr. McKinnon holds sole voting and dispositive power over the McKinnon 2014 GRAT dated March 25, 2014.
(8)	Consists of (i) 2,755,572 shares of Class B common stock held of record by Jacques Frederic Kerrest and Sara Livingston Johnson, as Trustees of the Kerrest Family Revocable Trust, (ii) 193,965 shares of Class B common stock held of record by Jacques Frederic Kerrest, as Trustee of the Kerrest 2013 GRAT, (iii) 11,427 shares of Class B common stock held of record by Jacques Frederic Kerrest, as Trustee of the Kerrest Family Revocable Trust, (iv) 199,222 shares of Class B common stock held of record by Jacques Frederic Kerrest, as Trustee of the Kerrest 2015 GRAT, (v) 61,184 shares of Class B common stock held of record by Jacques Frederic Kerrest, as Trustee of the Kerrest/Johnson 2015 GRAT and (vi) 1,400,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018, of which 400,000 shares are held by Jacques Frederic Kerrest and Sara Livingston Johnson, as Trustees of the Kerrest Family Revocable Trust and 1,000,000 shares are held by Mr. Kerrest. Mr. Kerrest and Ms. Johnson share voting and dispositive power over the Kerrest Family Revocable Trust, the Kerrest 2013 GRAT, the Kerrest 2015 GRAT and the Kerrest/Johnson 2015 GRAT.
(9)	Consists of (i) 1,250 shares of Class A common stock held of record by Mr. Losch, (ii) 402,886 shares of Class B common stock held of record by William Losch and Susanne Losch, Trustees of the Losch 2006 Trust and (iii) 688,556 shares of Class B common stock subject to outstanding stock options that are exercisable within 60 days of April 15, 2018. Mr. Losch and Mrs. Losch share voting and dispositive power over the Losch 2006 Trust.
(10)	Consists of (i) 1,250 shares of Class A common stock held of record by Mr. Race and (ii) 1,200,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018.
(11)	Consists of 401,085 shares of Class A common stock held of record by Mr. Grady.
(12)	Consists of (i) shares held by the entities affiliated with Andreessen Horowitz identified in footnote 1, (ii) 11,765 shares of Class A common stock held of record by Mr. Horowitz, and (iii) 1,274,033 shares of Class A common stock held of record by a family trust for which Mr. Horowitz is a trustee.
(13)	Consists of (i) 11,765 shares of Class A common stock held of record by Mr. Kourey and (ii) 282,500 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018.
(14)	Consists of (i) 11,765 shares of Class A common stock held of record by Mr. Stankey and (ii) 190,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018.
(15)	Consists of (i) 11,765 shares of Class A common stock held of record by Ms. Wilson and (ii) 190,000 shares of Class B common stock held of record by Ms. Wilson, of which 63,334 shares remain subject to repurchase.
(16)	Consists of (i) 1,817,592 shares of Class A common stock beneficially owned by our current directors and executive officers, (ii) 13,354,099 shares of Class B common stock beneficially owned by our current directors and executive officers, and (iii) 6,745,433 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 15, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since February 1, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including entities affiliated with Andreessen Horowitz Fund I, L.P. and Greylock XIII Limited Partnership, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.

Other Transactions

We have granted stock options to our executive officers and certain of our directors, and we have granted RSUs to our directors. See the sections titled “Executive Compensation” and “Corporate Governance—Non-Employee Director Compensation” for a description of these options and RSUs.

We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation—Employment Agreements with Named Executive Officers—Executive Severance Plan” for more information regarding these agreements.

We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation, bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including, without limitation, claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Procedures for Approval of Related Party Transactions

Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by disinterested members of our board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved by our audit committee after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal 2018, all required reports were filed on a timely basis under Section 16(a).

* * *

Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

OKTA, INC. 301 BRANNAN STREET SAN FRANCISCO, CA 94107

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OKTA

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45302-P08537	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OKTA, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			All	All	Except
			☐	☐	☐
1.	To elect three Class I directors to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified:
Nominees:
	01	Todd McKinnon
	02	Michael Kourey
	03	Michael Stankey

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.						☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E45303-P08537

Okta, Inc.

Annual Meeting of Stockholders

June 28, 2018 9:00 AM PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Todd McKinnon, J. Frederic Kerrest, William E. Losch and Jonathan T. Runyan, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Okta, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT, on June 28, 2018, at www.virtualshareholdermeeting.com/OKTA, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR the election of each of the nominees for director, (ii) FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019, and (iii) in the discretion of the proxies, upon any other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side